Exhibit 10.19
FOURTH AMENDMENT TO LEASE
(El Capitan Building)

THIS FOURTH AMENDMENT TO LEASE (the “Amendment”) is made as of the 26th day of September, 2006 (“Effective Date”), by and between Conexant Systems, Inc., a Delaware corporation (“Landlord”), and Newport Fab, LLC, a Delaware limited liability company, doing business as Jazz Semiconductor (“Tenant”), with respect to the following:

RECITALS

A.  Landlord is the landlord and Tenant is the tenant pursuant to that certain written lease dated March 12, 2002, by and between Landlord, as landlord, and SpecialtySemi, Inc. (“Original Tenant”), as tenant and amended as of October 1, 2004, November 31, 2005 and September 1, 2006 (collectively, the “Lease”). The Lease covers certain premises (the “Leased Premises”) known as Buildings 503 and 505 and as El Capitan located at 4321 Jamboree Road, Newport Beach, California (collectively, the “Building”). Tenant has succeeded to the interests of Original Tenant under the Lease.

B.  Tenant and Acquicor Technology Inc. (“Parent”) are parties to that certain Agreement and Plan of Merger (“Merger Agreement”) dated as of September 26, 2006 pursuant to which Tenant shall be merged into and become a wholly-owned subsidiary of Parent.

C.  Landlord and Tenant wish to modify and amend the Lease, subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follow:

1.  Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Lease.

2.  Modifications of Lease. Section 15.1(b) of the Lease is hereby deleted in its entirety and is of no further force and effect.

3.  Condition Precedent to Effectiveness of this Amendment. This Amendment shall not be effective unless and until the Closing, as defined in the Merger Agreement, has occurred. In the event the Merger Agreement is terminated for any reason without a Closing occurring, then this Amendment shall be void and of no effect.

4.  Lease in Effect. Landlord and Tenant acknowledge and agree that the Lease, except as amended by this Amendment, remains unmodified and in full force and effect in accordance with its terms.

5.  Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both Landlord and Tenant.

6.  Conflict of Terms. In the event that there is any conflict or inconsistency between the terms and conditions of the Lease and those of this Amendment, the terms and conditions of this Amendment shall control and govern the rights and obligations of the parties.

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the Effective Date of this Amendment.

LANDLORD:	TENANT:

Conexant Systems, Inc., a Delaware corporation	Newport Fab, LLC, a Delaware limited liability company, dba Jazz Semiconductor

By: /s/ Dennis E. O’Reilly ______	By: /s/ Shu Li_____________________
Name: Dennis E. O'Reilly_______	Name: Shu Li_____________________
Title:Senior Vice President & Chief Legal Officer	Title: Chief Executive Officer ________